Exhibit 99.4

HILLENBRAND INDUSTRIES, INC.

FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(As approved by Board of Directors on May 15, 2003)

I. Purpose

     The primary function of the Finance Committee (the “Committee”) is to assist the Board of Directors of Hillenbrand Industries, Inc. (the “Company”) in optimizing the Company’s capital structure by appropriately balancing the Company’s short-term liquidity requirements with its longer-term objectives of stimulating the growth and expansion of the Company’s businesses. Additionally, the Committee is responsible for overseeing the investment of the Company’s assets pending their final utilization in the Company’s operations.

II. Composition

     The Committee shall be comprised of three or more directors as determined by the Board. The members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until the next annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Chair will periodically report the Committee’s findings and conclusions to the Board.

III. Meetings

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. In furtherance of the Committee’s responsibility to optimize the Company’s corporate structure, the Committee should meet at least annually with the Company’s Chief Financial Officer to discuss current trends in corporate finance. The Committee will be assisted by the Company’s Treasurer, who will serve as executive secretary of the Committee.

IV. Responsibilities and Duties

1.	The Committee, in consultation with the Company’s Chief Financial Officer, shall review and, if appropriate, approve the recommendations of management regarding:

•	The types of debt and equity securities that are being issued by comparably sized and situated companies in order to determine the range of securities that might be available for issuance by the Company to meet its funding requirements.

•	The debt to equity ratios of the Company and its peers to confirm that the Company is being operated in accordance with prudent operating practices and determine whether the Company is under-leveraged or over-leveraged in comparison with its peers.

•	Trends in short and long term interest rates in order to develop strategies to meet, in the most cost-effective manner, the consolidated funding requirements of the Company over the long term.

•	The Company’s foreign exchange exposure and operations.

•	The propriety and availability of alternative types of capital raising alternatives such as commercial paper lines, revolving and term bank credit facilities, high-yield debt instruments, investment grade debt instruments, capital and financing lease transactions, special purpose finance vehicles, derivative securities, synthetic leases and other financing alternatives.

•	The investment of the Company’s assets in investments of appropriate type and duration in order to meet the Company’s anticipated funding requirements; provided, however, that investment decisions relating to the insurance investment portfolio of Forethought Financial Services, Inc. are specifically delegated to an investment committee comprising the Chief Executive Officer, Chief Financial Officer and Treasurer of Hillenbrand and the Chief Executive Officer, Chief Investment Officer and Chief Financial Officer of Forethought Financial Services, Inc. and that the Committee shall at least once annually review the insurance investment portfolio of Forethought Financial Services, Inc.

•	The financing of property and equipment leases and purchases or construction of fixed assets and other capital expenditures not included in the annual budget and exceeding levels for which the Board has delegated approval authority to management.

2.	The Committee shall also:

•	Consider the recommendations of management and make recommendations to the Board concerning: (a) the Company’s annual capital expenditure budget; (b) the declaration and payment of cash and stock dividends; (c) the propriety and means of effecting stock repurchases; (d) the timing of public offerings and private placements of debt and equity securities; (e) ways to enhance the depth and liquidity of the trading markets for the Company’s debt and equity securities; and (f) the identity of any additional national and international stock exchanges upon which the Company’s securities should be listed. The Committee and the Board hereby delegate to the Chief Executive Officer and the Chief Financial Officer the authority to engage and terminate the Company’s commercial and investment bankers in connection with transactions otherwise requiring Board approval.

•	Review any rating agency ratings applied to the Company and proposed changes to such ratings.

•	Perform such additional functions and have such additional powers as may from time to time be expressly delegated to the Committee by the Board.

•	Review this Charter and assess the performance of this Committee and its members at least annually and update as conditions warrant.